Exhibit I.(1)-2

SUNDAY Communications Limited
(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 0866)

Extraordinary General Meeting to be held on
Thursday, 30 November 2006 (or any adjournment thereof)
Form of proxy for use at the Extraordinary General Meeting

I/We1
of	,
being the registered holder(s) of [2]	shares of HK$0.10 each of SUNDAY
Communications Limited (the “Company”), HEREBY APPOINT[3] the chairman of the extraordinary general meeting or any adjournment thereof (the “Meeting”), or
of
as my/our proxy to attend for me/us at the Meeting to be held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King’s Road, Quarry Bay, Hong Kong on Thursday, 30 November 2006 at 3:00 p.m. for the purpose of considering and, if thought fit, passing, with or without modifications, the resolutions as set out in the notice convening the Meeting and at the Meeting to vote on behalf of me/us and in my/our name(s) in respect of the said resolutions as hereunder indicated.

		FOR[4]	AGAINST[4]
ORDINARY RESOLUTION
1.	Resolution No. 1 relating to the Offer and the Sale
SPECIAL RESOLUTIONS
2.	Resolution No. 2 relating to the De-registration and Continuance; the adoption of new Memorandum and Articles of Association; and the Proposed Distribution
3.	Resolution No. 3 relating to the Withdrawal Proposal

Signature(s)[5]	Date

NOTES:

1.	Full name(s) and address(es) must be inserted in BLOCK CAPITALS.

2.	Please insert the number of the shares of the Company registered in your name(s) and to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all of the shares of the Company registered in your name(s).

3.	If any proxy other than the chairman of the Meeting is preferred, please strike out the words “the chairman of the extraordinary general meeting or any adjournment thereof (the “Meeting”), or” and insert the name and address of the proxy desired in the space provided. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR A RESOLUTION, TICK THE BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST THE RELEVANT RESOLUTION, TICK THE BOX MARKED “AGAINST”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion on the relevant resolution. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the Meeting other than those referred to in the notice convening the Meeting.

5.	This instrument appointing a proxy must be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised.

6.	Any member of the Company entitled to attend and vote at a meeting of the Company or a meeting of the holders of any class of shares in the Company shall be entitled to appoint another person as his proxy to attend and, on a poll, vote instead of him. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion.

7.	Where there are joint registered holders of any share, any one of such persons may vote at the Meeting, either personally or by proxy, in respect of such share as if he was solely entitled thereto; but if more than one of such joint registered holders shall be present at the Meeting personally or by proxy, that one of the holders so present whose name stands first on the register of members of the Company in respect of such share shall alone be entitled to vote in respect thereof.

8.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed (or a certified copy of that power or authority) must be deposited with the Company’s Hong Kong branch share registrar, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong not less than forty-eight hours before the time for holding the Meeting at which the person named in such instrument proposes to vote, and otherwise the instrument of proxy shall not be treated as valid.

9.	Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the Meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.